                                                                    EXHIBIT 2.1










                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG

                  AFFYMETRIX, INC., NAUTILUS ACQUISITION CORP.

                                       AND

                                NEOMORPHIC, INC.










                               SEPTEMBER 29, 2000

                                                      TABLE OF CONTENTS
                                                      -----------------


ARTICLE 1 - THE MERGER...........................................................................................3
   1.1   The Merger..............................................................................................3
   1.2   The Closing.............................................................................................3
   1.3   Actions at the Closing..................................................................................3
   1.4   Additional Action.......................................................................................4
   1.5   Conversion of Shares....................................................................................4
   1.6   Dissenting Shares.......................................................................................6
   1.7   Exchange of Shares......................................................................................6
   1.8   Fractional Shares.......................................................................................8
   1.9   Options and Warrants....................................................................................8
   1.10  Escrow..................................................................................................9
   1.11  Articles of Incorporation and By-laws...................................................................9
   1.12  No Further Rights.......................................................................................9
   1.13  Closing of Transfer Books...............................................................................9
   1.14  Tax-Free Reorganization.................................................................................9
   1.15  Ancillary Agreements...................................................................................10

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................10
   2.1   Organization, Qualification and Corporate Power........................................................10
   2.2   Capitalization.........................................................................................10
   2.3   Authorization of Transaction...........................................................................11
   2.4   Noncontravention.......................................................................................11
   2.5   Subsidiaries...........................................................................................12
   2.6   Financial Statements...................................................................................12
   2.7   Absence of Certain Changes.............................................................................12
   2.8   Undisclosed Liabilities................................................................................12
   2.9   Tax Matters............................................................................................12
   2.10  Assets.................................................................................................14
   2.11  Owned Real Property....................................................................................14
   2.12  Real Property Leases...................................................................................14
   2.13  Intellectual Property..................................................................................14
   2.14  Inventory..............................................................................................17
   2.15  Contracts..............................................................................................17
   2.16  Accounts Receivable....................................................................................18
   2.17  Powers of Attorney.....................................................................................18
   2.18  Insurance..............................................................................................18
   2.19  Litigation.............................................................................................19
   2.20  Warranties.............................................................................................19
   2.21  Employees..............................................................................................19
   2.22  Employee Benefits......................................................................................19
   2.23  Environmental Matters..................................................................................21
   2.24  Legal Compliance.......................................................................................22
   2.25  Customers and Suppliers................................................................................22
   2.26  Permits................................................................................................22
   2.27  Certain Business Relationships With Affiliates.........................................................23
   2.28  Brokers' Fees..........................................................................................23
   2.29  Books and Records......................................................................................23
   2.30  Certain Business Practices.............................................................................23
   2.31  Vote Required; Consents................................................................................23
   2.32  Principal Stockholders.................................................................................23
   2.33  Disclosure.............................................................................................24

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY...........................25
   3.1   Organization, Qualification and Corporate Power........................................................25
   3.2   Capitalization.........................................................................................25
   3.3   Authorization of Transaction...........................................................................25
   3.4   Noncontravention.......................................................................................25
   3.5   Reports and Financial Statements.......................................................................26
   3.6   Absence of Material Adverse Change.....................................................................26
   3.7   Litigation.............................................................................................26
   3.8   Interim Operations of the Transitory Subsidiary........................................................26
   3.9   Brokers' Fees..........................................................................................26
   3.10  Disclosure.............................................................................................26


                                                          i


ARTICLE 4 - COVENANTS...........................................................................................26
   4.1   Closing Efforts........................................................................................26
   4.2   Governmental and Third-Party Notices and Consents......................................................27
   4.3   Meeting of Company Stockholders........................................................................27
   4.4   Operation of Business..................................................................................27
   4.5   Access to Information..................................................................................29
   4.6   Notice of Breaches.....................................................................................29
   4.7   Exclusivity............................................................................................30
   4.8   Expenses...............................................................................................30
   4.9   Restricted Securities..................................................................................30
   4.10  Listing of Merger Shares...............................................................................31
   4.11  Registration Rights....................................................................................31
   4.12  Rule 144 Information...................................................................................33

ARTICLE 5 - CONDITIONS TO CONSUMMATION OF MERGER................................................................33
   5.1   Conditions to Each Party's Obligations.................................................................33
   5.2   Conditions to Obligations of the Buyer and the Transitory Subsidiary...................................33
   5.3   Conditions to Obligations of the Company...............................................................35

ARTICLE 6 - INDEMNIFICATION.....................................................................................36
   6.1   Indemnification by the Stockholders....................................................................36
   6.2   Indemnification of Buyer...............................................................................36
   6.3   Indemnification Claims.................................................................................36
   6.4   Survival of Representations and Warranties.............................................................39
   6.5   Limitations............................................................................................39

ARTICLE 7 - TERMINATION.........................................................................................40
   7.1   Termination of Agreement...............................................................................40
   7.2   Effect of Termination..................................................................................41

ARTICLE 8 - DEFINITIONS.........................................................................................41

ARTICLE 9 - MISCELLANEOUS.......................................................................................44
   9.1   Press Releases and Announcements.......................................................................44
   9.2   No Third Party Beneficiaries...........................................................................44
   9.3   Entire Agreement.......................................................................................44
   9.4   Succession and Assignment..............................................................................44
   9.5   Counterparts Facsimile Signature.......................................................................44
   9.6   Headings...............................................................................................45
   9.7   Notices................................................................................................45
   9.8   Governing Law; Submission to Jurisdiction..............................................................45
   9.9   Amendments and Waivers.................................................................................46
   9.10  Severability...........................................................................................46
   9.11  Construction...........................................................................................46
   9.12  Attorneys' Fees........................................................................................46

EXHIBIT A - FORM OF ESCROW AGREEMENT

EXHIBIT B - FORMS OF OPTION LETTER AND RESTRICTED STOCK LETTER

EXHIBIT C - FORM OF SOPHISTICATED INVESTOR REPRESENTATION LETTER

EXHIBIT D - FORM OF ACCREDITED INVESTOR REPRESENTATION LETTER

EXHIBIT E - FORM OF STEINHART & FALCONER, LLP LEGAL OPINION

EXHIBIT F - FORM OF LEGAL OPINION OF GENERAL COUNSEL TO AFFYMETRIX

EXHIBIT G - FORM OF DECLARATION OF NON-PATENTABLE TECHNOLOGY

EXHIBIT H - FORM OF JOINT ESCROW INSTRUCTIONS LETTER

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER entered into as of September 29, 2000 (the "Agreement"), by and among Affymetrix, Inc., a Delaware corporation (the "Buyer"), Nautilus Acquisition Corp., a California corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), Neomorphic, Inc., a California corporation (the "Company"), and the stockholders of the Company signatory hereto (the "Principal Stockholders"). The Buyer, the Transitory Subsidiary, the Company and the Principal Stockholders are referred to collectively herein as the "Parties."

          This Agreement contemplates a merger of the Transitory Subsidiary with and into the Company. In such merger, the stockholders of the Company will receive common stock of and, under certain circumstances, cash from, the Buyer in exchange for their capital stock of the Company.

          Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                             ARTICLE 1 - THE MERGER

          1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which a copy of a merger agreement complying with Section 1101 of the California Corporation Code (collectively, the "CERTIFICATE OF MERGER"), is accepted for filing by the Secretary of State of California in accordance with the California Corporation Code (the "CCC"). The Merger shall have the effects set forth in Section 1107 of the CCC.

          1.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer in Santa Clara, California, commencing at 9:00 a.m. local time on October 13, 2000, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the "Closing Date").

          1.3       ACTIONS AT THE CLOSING. At the Closing:

                    (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2;

                    (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3;

                    (c) the Surviving Corporation shall file with the Secretary of State of the State of California the Certificate of Merger;

                    (d) the Buyer shall deliver a certificate for 1,098,592 shares of Buyer Common Stock (the "Initial Shares") to a bank trust company or other entity reasonably satisfactory to the Company appointed by the Buyer to act as the exchange agent (the "Exchange Agent") in accordance with
Section 1.7; and

                    (e) the Buyer, Cyrus Harmon (the "Indemnification Representative") and the State Street Bank and Trust Company or other nationally recognized financial institution (the "Escrow Agent") shall execute and deliver the Escrow Agreement attached hereto as EXHIBIT A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for 122,066 shares of Buyer Common Stock (the "Initial Escrow Shares") that are being placed in escrow on the Closing Date pursuant to Section 1.10.

          1.4 ADDITIONAL ACTION. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

          1.5 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

                    (a) Each share of common stock, no par value per share, of the Company (the "Common Shares") issued and outstanding immediately prior to the Effective Time (other than Common Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined below) and Common Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) such number of shares of common stock, $.01 par value per share, of the Buyer (the "Buyer Common Stock") as is equal to the Common Conversion Ratio (as defined below).

                    (b) Each share of Preferred Stock, no par value per share, of the Company (the "Preferred Shares" and, together with the Common Shares, the "Company Shares") issued and outstanding immediately prior to the Effective Time (other than Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) (i) such number of shares of Buyer Common Stock as is equal to the Preferred Conversion Ratio (as defined below), and (ii) an amount of cash equal to $2,400,000 divided by the number of outstanding Preferred Shares immediately prior to the Effective Time (the "Preferred Cash Consideration").

                    (c)       (i)    The "Common Conversion Ratio" shall be the
                              result obtained by dividing (a) 1,408,451 (the "Closing Date Number") by (b) the Outstanding Closing Shares; provided, however, that the Common Conversion Ratio shall be subject to adjustment as provided in Section 1.5(d). "Outstanding Closing Shares" shall mean the number of outstanding Common Shares immediately prior to the Effective Time (after giving effect to the conversion into Common Shares of all outstanding Preferred Shares (assuming that upon the conversion of one Preferred Share the holder thereof would be entitled to receive one Common Share, subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Common Shares or the Preferred Shares)) plus the number of outstanding Common Shares subject to Options (as defined herein). The "Preferred Conversion Ratio" shall be equal to the Common Conversion Ratio as the same may be adjusted. Each of the Common Conversion Ratio and the Preferred Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock. The aggregate number of shares of Buyer Common Stock into which Company Shares are converted pursuant to this Section 1.5 (prior to any adjustment to the Common Conversion Ratio pursuant to Section 1.5(d)) is referred to herein as the "Merger Shares," the aggregate number of shares of Buyer Common Stock into which Company Shares are converted pursuant to this Section 1.5 (including after taking into account any adjustment to the Common Conversion Ratio pursuant to Section 1.5(d)) is referred to herein as the "Adjusted Merger Shares," and the number of Adjusted Merger Shares minus the number of Escrow Shares (as defined herein) is referred to as the "Adjusted Initial Shares."

                              (ii) Stockholders of record of the Company immediately prior to the Effective Time (the "Company Stockholders") shall be entitled to receive, in the aggregate, such number of shares of Buyer Common Stock as is equal to the total number of Adjusted Merger Shares into which their Company Shares are converted pursuant to this Section 1.5; provided that, notwithstanding any exercise by the Buyer of the Cash Option (as defined below), such number of shares of Buyer Common Stock as is equal to 10% of the total number of Adjusted Merger Shares, rounded to the nearest whole number (the "Escrow Shares"), shall be set aside, pro rata, from the Adjusted Merger Shares otherwise distributable to each of the Company Stockholders and deposited in the escrow described in
                                        Section 1.10 for the purpose of securing the indemnification obligations of the Company Stockholders set forth in this Agreement.

          (d) In the event that the Average Closing Price (as hereinafter defined) is:

                    (i) less than $35.50 per share, the Common Conversion Ratio shall be adjusted such that the Common Conversion Ratio shall be equal to the quotient of
                              (X) the sum of (a) the Closing Date Number plus
                              (b) $20,000,000 divided by the Average Closing Price, divided by (Y) the Outstanding Closing Shares.

                    (ii) less than $49.70 per share but greater than or equal to $35.50 per share, then the Common Conversion Ratio shall be adjusted such that the Common Conversion Ratio shall be equal to the quotient of (X) $70,000,000 divided by the Average Closing Price, divided by (Y) the Outstanding Closing Shares.

                    (iii) greater than or equal to $49.70 but less than or equal to $92.30, there shall be no adjustment to the Common Conversion Ratio.

                    (iv) greater than $92.30 per share but less than or equal to $106.50 per share, then the Common Conversion Ratio shall be adjusted such that the Common Conversion Ratio shall be equal to the quotient of (X) $130,000,000 divided by the Average Closing Price, divided by (Y) the Outstanding Closing Shares.

                    (v) greater than $106.50 per share, the Common Conversion Ratio shall be adjusted such that the Common Conversion Ratio shall be equal to the quotient of (X) the difference between (a) the Closing Date Number minus (b) $20,000,000 divided by the Average Closing Price, divided by (Y) the Outstanding Closing Shares.

          Notwithstanding anything to the contrary provided in this Agreement, in the event that the Common Conversion Ratio is adjusted as of the Registration Effectiveness Date (as defined below) pursuant to Section 1.5(d)(i) or 1.5(d)(ii), the Buyer shall have the option (the "Cash Option"), in its sole discretion and in lieu of any such adjustment, of paying to the Company Stockholders (the "Cash Consideration") (A) in the case of an adjustment to the Common Conversion Ratio that would otherwise occur by virtue of Section 1.5(d)(ii), cash in an aggregate per share amount equal to the quotient of (a) the product of (I) the Adjusted Closing Date Number (as defined below) minus the Closing Date Number, multiplied by (II) the Average Closing Price, divided by
(b) the Outstanding Closing Shares, or (B) in the case of an adjustment to the Common Conversion Ratio that would otherwise occur by virtue of Section 1.5(d)(i), cash in an aggregate per share amount equal to the quotient of (a) $20,000,000, divided by (b) the Outstanding Closing Shares; provided, however, that the Buyer shall not be permitted to pay cash pursuant to this Section 1.5(d) in an amount that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code; provided further, however, that the Buyer may pay such cash pursuant to this Section 1.5(d) up to but not exceeding an amount that would otherwise cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. The "Average Closing Price" shall mean the average trading price of the Buyer Common Stock for the ten (10) consecutive trading days ending with the second trading day prior to the date on which the Registration Statement (as hereinafter defined) is declared effective by the SEC (the "Registration Effectiveness Date"). The "Adjusted Closing Date Number" shall equal the amount set forth in clause (X) of the foregoing clauses
(i), (ii), (iv) and (v), as applicable, based on the Average Closing Price, and if there is no adjustment to the Common Conversion Ratio pursuant to Section 1.5(d)(iii), then the Adjusted Closing Date Number shall equal the Closing Date Number. Except for purposes of determining the number of Adjusted Escrow Shares pursuant to Section 1.5(c)(ii) and except for purposes of adjustments to the assumed Options pursuant to Section 1.9(e), if the Buyer exercises the Cash Option, there shall be deemed to be no adjustment to the Common Conversion Ratio pursuant to this Section 1.5(d) and (I) the Adjusted Closing Date Number shall equal the Closing Date Number, and (II) the Adjusted Merger Shares shall equal the Merger Shares.

                    (e) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

                    (f) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

          1.6       DISSENTING SHARES.

                    (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 1300 of the CCC and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, Adjusted Merger Shares, Cash Consideration or Preferred Cash Consideration, unless such Company Stockholder shall have forfeited his, her or its right to appraisal under the CCC or properly withdrawn, his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares, Adjusted Merger Shares, Cash Consideration and Preferred Cash Consideration issuable or payable in respect of such Company Shares pursuant to
Section 1.5, and (ii) promptly following the occurrence of such event but subject to Section 1.7, the Buyer shall deliver to the Exchange Agent a certificate representing the Adjusted Merger Shares, Cash Consideration, if any, and Preferred Cash Consideration to which such holder is entitled pursuant to
Section 1.5.

                    (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CCC. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

          1.7       EXCHANGE OF SHARES.

                    (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect the exchange for the Adjusted Merger Shares, Cash Consideration, if any, and Preferred Cash Consideration of certificates that, immediately prior to the Effective Time, represented Company Shares converted into Adjusted Merger Shares, Cash Consideration, if any, and Preferred Cash Consideration pursuant to Section 1.5 (including any Company Shares referred to in the last sentence of Section 1.6(a)) (the "Certificates"). On the Closing Date, the Buyer shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Initial Shares and an amount of cash equal to the aggregate Preferred Cash Consideration payable to holders of Preferred Shares pursuant to Section 1.5, and on the Registration Effectiveness Date the Buyer shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the difference, if any, between the Adjusted Initial Shares and the Initial Shares (the "Additional Initial Shares"), and Cash Consideration, if any. As soon as practicable after the Effective Time, the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for Initial Shares, Additional Initial Shares, Cash Consideration, if any, and Preferred Cash Consideration issuable or payable pursuant to Section 1.5, plus cash in lieu of any fractional shares, as provided in Section 1.8 below. Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) Initial Shares, Additional Initial Shares, Cash Consideration, if any, and Preferred Cash Consideration issuable or payable to such holder pursuant to
Section 1.5 (but in no event shall such holder be entitled to receive a certificate representing such holder's Additional Initial Shares or Cash Consideration until after the Registration Effectiveness Date). Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive a certificate or certificates or payment, as applicable, for the Initial Shares, the Additional Initial Shares, the Cash Consideration, if any, and the Preferred Cash Consideration issuable or payable to such holder pursuant to Section 1.5. Holders of Certificates shall not be entitled to receive certificates or certificates for Initial Shares or Additional Initial Shares, or payment of any Cash Consideration or Preferred Cash Consideration, to which they would otherwise be entitled until such Certificates are properly surrendered.

          (b) If any Initial Shares, Additional Initial Shares, Cash Consideration or Preferred Cash Consideration are to be issued in the name of or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance and payment of such Initial Shares, Additional Initial Shares, Cash Consideration and Preferred Cash Consideration that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Initial Shares, Additional Initial Shares, Cash Consideration or Preferred Cash Consideration issuable or payable to such holder pursuant to Section 1.5 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Initial Shares issuable in exchange therefor pursuant to Section 1.5. The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer a bond in such sum as it may direct as indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (d) No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Initial Shares, Additional Initial Shares, Cash Consideration or Preferred Cash Consideration until such holders surrender their Certificates for certificates representing the Adjusted Merger Shares. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares, Additional Initial Shares, Cash Consideration Preferred Cash Consideration are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

          1.8 FRACTIONAL SHARES. No certificates or scrip representing fractional Initial Shares or Additional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares or Additional Initial Shares that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional Initial Shares or Additional Initial Shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share or Additional Initial Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the closing price per share of the Buyer Common Stock on the Nasdaq National Market, as reported by Nasdaq, on the business day immediately preceding the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive. Such cash payment for fractional Initial Shares shall be made promptly following the Closing Date and such cash payment for fractional Additional Initial Shares shall be made promptly following the Registration Effectiveness Date.

          1.9       OPTIONS.

                    (a) As of the Effective Time, all options to purchase Common Shares issued by the Company pursuant to its stock option plans or otherwise ("Options"), whether vested or unvested, shall be assumed by the Buyer. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Common Shares subject to the unexercised portion of such Option, multiplied by the Common Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Option shall be equal to the aggregate exercise price of such Option immediately prior to the Effective Time, divided by the aggregate number of shares of Buyers Common Stock purchasable pursuant to such Option after the Effective Time. The vesting schedule and other terms of each Option may be changed to the extent so agreed upon by the Buyer, the Company and the holder thereof pursuant to the Option Letters (as defined below).

                    (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended by this Section 1.9, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.9 and such notice).

                    (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with this
Section 1.9. Within 60 days after the Effective Time, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933 (as amended, the "Securities Act") with respect to all shares of Buyer Common Stock subject to such Options that are eligible to be registered on a Form S-8, and shall use its Reasonable Best Efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

                    (d) The Company shall obtain, prior to the Closing, the consent from each holder of an Option to the amendment of such Option pursuant to this Section 1.9 (the "Option Letters").

                    (e) Notwithstanding anything to the contrary provided in this Section 1.9, (i) the number of shares of Buyer Common Stock subject to each assumed Option and the exercise price thereof shall be adjusted as of the Registration Effectiveness Date to reflect any adjustment in the Common Conversion Ratio, and (ii) the Buyer shall take such actions as it deems appropriate in its reasonable judgment to effectuate any adjustments to the assumed Options required by this Section 1.9(e). For purposes of this Section 1.9(e), the Common Conversion Ratio shall be deemed to have been adjusted pursuant to Section 1.5(d) notwithstanding any exercise by the Buyer of the Cash Option.

          1.10      ESCROW.

                    (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Initial Escrow Shares. Promptly following the Registration Effectiveness Date, the buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the difference, if any, between the Escrow Shares and the Initial Escrow Shares (the "Additional Escrow Shares"). The Escrow Shares shall be held by the Escrow Agent for the purposes of securing the indemnification obligations of the Company Stockholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof and this Agreement. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement.

                    (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representative.

          1.11      ARTICLES OF INCORPORATION AND BYLAWS.

                    (a) The Articles of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Articles of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that (i) the name of the corporation set forth therein shall be changed to the name of the Company and (ii) the identity of the incorporator shall be deleted;

                    (b) The Bylaws of the Surviving Corporation immediately following the Effective Time shall be the same as the Bylaws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

          1.12 NO FURTHER RIGHTS. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

          1.13 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer, the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for Adjusted Merger Shares, Cash Consideration, if any, and Preferred Cash Consideration in accordance with Section 1.5, subject to Section 1.10 and to applicable law in the case of Dissenting Shares.

          1.14 TAX-FREE REORGANIZATION. The parties intend to adopt and hereby do adopt this Agreement as a plan of reorganization within the meaning of the Regulations issued pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and intend to consummate the Merger in accordance with the provisions of Section 368(a) of the Code. Each party covenants and agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code and will take no action, either prior or subsequent to the Merger, which would cause the Merger to fail to qualify as a reorganization.

          1.15 ANCILLARY AGREEMENTS. Contemporaneously with the execution of this Agreement, certain Company Stockholders have entered into Voting Agreements and Stock Restriction Agreements with the Buyer. In addition, the Company Stockholders have provided to the Buyer Sophisticated Investor Representation Letters, as applicable, the form of which is attached hereto as EXHIBIT C, and Accredited Investor Representation Letters, as applicable, the form of which is attached hereto as EXHIBIT D.

            ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company and each of the Principal Stockholders, jointly and severally, represent and warrant to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Buyer on the date hereof and accepted in writing by the Buyer (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this
Article II. For purposes of this Article II the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Company, as well as any other knowledge which such executive officers would have possessed had they made reasonable inquiry of appropriate employees and agents of the Company with respect to the matter in question.

          2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of California. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of the State of California and each other jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties and assets owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Articles of Incorporation and Bylaws each as amended to date. The Company is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws, and such Articles and Bylaws are in full force and effect. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and the Subsidiaries (as defined below), taken as a whole.

          2.2 CAPITALIZATION. The authorized capital stock of the Company consists of (a) 20,000,000 Common Shares, of which, as of the date of this Agreement, 7,659,650 shares are issued and outstanding, no shares are held in the treasury of the Company, and 2,215,350 shares are reserved for issuance under the 1998 Stock Option Plan and (b) 10,000,000 Preferred Shares, of which
(i) 700,000 shares have been designated as Series A Preferred Stock, of which, as of the date of this Agreement, 625,553 shares were issued and outstanding.
Section 2.2(i) of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the number and class or series of Company Shares held by each stockholder and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (ii) all outstanding Options, indicating (A) the holder thereof, (B) the number and class or series of Company Shares subject to each Option and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (C) the exercise price, date of grant, vesting schedule and expiration date for each Option, and
(D) any terms regarding the acceleration of vesting, and (iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the Options listed in Section 2.2(ii) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Other than the agreements listed and described in Section 2.2(iii) of the Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

          2.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by the Company Stockholders, the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the CCC, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          2.4 NONCONTRAVENTION. Subject to the filing of the Certificate of Merger as required by the CCC, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company or the charter, Bylaws or other organizational document of any Subsidiary (as defined below), (b) require on the part of the Company or any Subsidiary any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets. For purposes of this Agreement: "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

          2.5 SUBSIDIARIES. The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association.

          2.6       FINANCIAL STATEMENTS. The Company has provided to the Buyer
(a) the unaudited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company as of and for each of the last three fiscal years; and (b) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the eight months ended as of August 31, 2000 (the "Most Recent Balance Sheet Date"). Except as listed in Section 2.6 of the Disclosure Schedule such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except that the Financial Statements do not contain all of the notes required under GAAP), fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries. Nothing has come to the attention of the Company since the date of the Most Recent Balance Sheet (as defined below) which would indicate that such financial statements were not true and representative of the Company's financial position in all material respects as of the Most Recent Balance Sheet Date.

          2.7 ABSENCE OF CERTAIN CHANGES. Since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which has had, or would reasonably be expected to have, a Company Material Adverse Effect, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (o) of Section 4.4.

          2.8 UNDISCLOSED LIABILITIES. Except as listed in Section 2.8 of the Disclosure Schedule none of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in clause (b) of Section 2.6 (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

          2.9       TAX MATTERS.

                    (a) For purposes of this Agreement, the following terms shall have the following meanings:

                              (i)       "Taxes" means all taxes, charges, fees,
levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

                              (ii)      "Tax Returns" means all reports,
returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                    (b) Each of the Company and the Subsidiaries has filed on a timely basis (taking into account any extension of time within which to file) all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Company nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and the Subsidiaries are or were members. Each of the Company and the Subsidiaries has paid on a timely basis all Taxes that were due and payable, except in each case with respect to matters contested in good faith, which matters are set forth on Section 2.9(b) of the Company Disclosure Schedule. The unpaid Taxes of the Company and the Subsidiaries for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. Neither the Company nor any Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Subsidiary during a prior period) other than the Company and the Subsidiaries. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

                    (c) The Company has delivered to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies conform assessed against or agreed to by the Company or any Subsidiary since December 6, 1996. The federal income Tax Returns of the Company and each Subsidiary have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9(c) of the Disclosure Schedule. The Company has delivered or made available to the Buyer complete and accurate copies of all other Tax Returns of the Company and the Subsidiaries together with all related examination reports and statements of deficiency for all periods from and after December 6, 1996. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

                    (d) Neither the Company nor any Subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or the Subsidiaries are subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

                    (e)       None of the assets of the Company or any
Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code;
(ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

                    (f) Neither the Company nor any Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

                    (g) No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

          2.10 ASSETS. Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as listed in Section 2.10 of the Disclosure Schedule no asset of the Company or any Subsidiary (tangible or intangible) is subject to any Security Interest.

          2.11 OWNED REAL PROPERTY. Neither the Company nor any Subsidiary owns any real property.

          2.12 REAL PROPERTY LEASES. Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to or by the Company or any Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Disclosure Schedule:

                    (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

                    (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

                    (c) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such lease or sublease;

                    (d) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

                    (e) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company or a Subsidiary of the property subject thereto.

          2.13      INTELLECTUAL PROPERTY.

                    (a)       Set forth in Section 2.13(a) of the Disclosure
Schedule is a complete list of each of the following items (A) all patents and applications therefor, registrations of trademarks (including service marks) and applications therefor, and registrations of copyrights and applications therefor that are owned by the Company or licensed to the Company (collectively, "Company Intellectual Property Rights"), (B) all licenses, sublicenses, agreements and contracts relating to the Company Intellectual Property pursuant to which the Company is entitled to use any Company Intellectual Property owned by any third party ("Third Party Intellectual Property Licenses"), excluding freely or commercially available computer software licenses where the total license fees for such software do not exceed $10,000 per license per calendar year, used in the normal course of business ("Commercial Software Licenses") and (C) all agreements under which the Company has granted any third party the right to use any Company Intellectual Property.

                    (b) To the knowledge of the Company, the Company is the owner or licensee of all intellectual property, including, without limitation, all Company Intellectual Property Rights, patents and patent applications, supplementary protection certificates and patent extensions, trademarks and trademark applications, service mark and service mark registrations, logos, commercial symbols, business name registrations, trade names, copyrights and copyright registrations, computer software, mask works and mask work registration applications, industrial designs and applications for registration of such industrial designs, including, without limitation, any and all applications for renewal, extensions, reexaminations and reissues of any of the foregoing intellectual property rights where applicable, inventions, biological materials, trade secrets, formulae, know-how, technical information, research data, research raw data, laboratory notebooks, procedures, designs, proprietary technology and information held or used in the business of the Company (the "Company Intellectual Property").

                    (c) To the knowledge of the Company, the Company is the sole legal and beneficial owner of all the Company Intellectual Property (except for Company Intellectual Property that is the subject of any Third Party Intellectual Property Licenses or the Commercial Software Licenses).

                    (d) Except as set forth in Section 2.13(d) of the Disclosure Schedule, the Company has not entered into any agreements, licenses or created any encumbrances, leases, equities, options, restrictions, rights of first refusal, title retention agreements or other exceptions to title which grant or could grant to third parties ownership or other rights to use any of the Company Intellectual Property or restrict the use by the Company of the Company Intellectual Property in any way.

                    (c) All Third Party Intellectual Property Licenses and Commercial Software Licenses or other agreements relating to Company Intellectual Property are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company and, to the knowledge of the Company, of the other parties, and are enforceable in accordance with their respective terms. The Company has no knowledge of any notice or threat to terminate any such licenses or other agreements. Neither the Company nor, to the knowledge of the Company, any other party, is in default in complying with any provisions of any such licenses or other agreements, and no condition or event or fact exists which, with notice, lapse of time or both, would constitute a default thereunder on the part of the Company, except for any such default, condition, event or fact that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                    (f) The Company is not, and will not be as a result of the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby, in breach, violation or default of any Third Party Intellectual Property Licenses. The rights of the Company to the Company Intellectual Property will not be affected by the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

                    (g) The Company has the right to license to third parties the use of Company Intellectual Property Rights.

                    (h) To the knowledge of the Company, all Company Intellectual Property is valid and subsisting; all registrations and filings relating to Company Intellectual Property Rights are in good standing; and all maintenance and renewal fees necessary to preserve the rights of the Company in respect of Company Intellectual Property Rights have been made. The registrations and filings relating to Company Intellectual Property Rights are proceeding and there are no facts of which the Company has knowledge which could materially undermine those registrations or filings or reduce to a material extent the scope of protection of any patents arising from such applications.

                    (i) The manufacturing, marketing, distribution or sale of any product currently manufactured, marketed, distributed or sold by, or identified for development by, the Company, licensees or sublicensees in the countries where the Company has conducted or proposes to conduct (as set forth in the Company's business plan or otherwise disclosed to the Buyer by the Company) such activities, to the knowledge of the Company, does not and would not infringe, induce infringement or contributorily infringe the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, and proprietary trade names, publication rights, computer programs (including source code and object code), inventions, know-how, trade secrets, technology, processes, confidential information and all other intellectual property rights throughout the world (collectively, "Intellectual Property Rights") of any third party.

                    (j) To the knowledge of the Company, there are no allegations, claims or proceedings instituted or pending which challenge the rights possessed by the Company to use the Company Intellectual Property or the validity or effectiveness of the Company Intellectual Property, including without limitation any interference, oppositions, cancellations or other contested proceedings.

                    (k) To the knowledge of the Company, there are no outstanding claims or proceedings instituted or pending by any third party challenging the ownership, priority, scope or validity or effectiveness of any Company Intellectual Property.

                    (l) To the knowledge of the Company, there are no Intellectual Property Rights of any third party that would be infringed by the continued practice of any technologies previously used or presently in use by the Company.

                    (m) To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of the Company Intellectual Property by any third party, including any employee or former employee of the Company.

                    (n) Except as set forth in Section 2.13(n) of the Disclosure Schedule, the Company has not granted any licenses, immunities, options or other rights to the Company Intellectual Property which could provide a third party with a defense to patent infringement proceedings, whether domestic or foreign.

                    (o) The Company has taken commercially reasonable measures to maintain the confidentiality of the inventions, trade secrets, formulae, know-how, technical information, research data, research raw data, laboratory notebooks, procedures, designs, proprietary technology and information of the Company, and all other information the value of which to the Company is contingent upon maintenance of the confidentiality thereof. Without limiting the generality of the foregoing, (A) each employee of the Company and each consultant to the Company who has had access to proprietary information with respect to the Company has entered into an agreement suitable to vest ownership rights to any inventions, creations, developments, and works in the Company and has entered into an agreement for maintaining the confidential information of the Company and (B) each officer and director of the Company has entered into an agreement to maintain the confidential information of the Company, except for those individuals listed in Schedule 2.13(o) whose involvement in the business of the Company is described with specificity therein.

                    (p) The components manufactured or developed by the Company and used in the Company's products are free of any disabling codes or instructions (a "Disabling Code"), and any virus or other intentionally created, contaminant (a "Contaminant") that may, or may be used to, access, modify, delete, damage or disable the Systems (as defined below) or that may result in damage thereto. The components obtained from third party suppliers are, to the knowledge of the Company, free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable any of the Systems or that might result in damage thereto. The Company has taken reasonable steps and implemented reasonable procedures to ensure that its internal computer systems (consisting of hardware, software, databases or embedded control systems, or "Systems") are free from Disabling Codes and Contaminants. The Company has in place appropriate disaster recovery plans, procedures and facilities and has taken reasonable steps to safeguard its Systems and restrict unauthorized access thereto.

                    (q) To the Company's knowledge, all products that the Company has distributed (whether pursuant to a pre-commercial evaluation or otherwise) to third parties or that have been designed by the Company for commercial distribution (whether or not the Company has released pre-commercial versions to third parties, either for evaluation and testing or otherwise) perform in all material respects with each of the functions described in any published specifications or end-user documentation or other information provided to customers of the Company on which such customers relied when licensing or otherwise acquiring such products. Such products are in compliance with all applicable industry standards and laws and regulations, except for such noncompliance which, individually or in the aggregate, would not have a Company Material Adverse Effect.

          2.14      INVENTORY. The Company does not maintain inventory.

          2.15      CONTRACTS.

                    (a) Section 2.15 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company or any Subsidiary is a party as of the date of this Agreement:

                              (i)       any agreement (or group of related
agreements) for the lease of personal property from or to third parties;

                              (ii)      any agreement (or group of related
agreements) for the purchase or sale of products or for the furnishing or receipt of services or in which the Company or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                              (iii)     any agreement establishing a partnership
or joint venture;

                              (iv)      any agreement (or group of related
agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                              (v)       any agreement concerning confidentiality
or noncompetition or in any way restricting the Company's or a successor's ability to hire employees or retain contracts;

                              (vi)      any employment or consulting agreement;

                              (vii)     any agreement involving any officer,
director or stockholder of the Company or any affiliate (an "Affiliate"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thereof;

                              (viii)    any agreement under which the
consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

                              (ix)      any agreement which contains any
provisions requiring the Company or any Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

                              (x)       any agreement which contains a "change
in control" or similar provision. A "change of control" provision shall mean a provision that purports to alter the parties' rights under such agreement in the event of (i) a merger, consolidation or other transaction in which securities possessing a certain percentage of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets.

                              (xi)      any other material agreement (or group
of related agreements) or any other agreement not entered into in the Ordinary Course of Business.

                    (b) The Company has delivered to the Buyer a complete and accurate copy of each agreement listed in Section 2.13 or Section 2.15 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect;
(ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such contract.

          2.16 ACCOUNTS RECEIVABLE. All accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 60 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 60 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

          2.17 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

          2.18 INSURANCE. Section 2.18 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party. Such insurance policies are with respectable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its properties and assets. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Company nor any Subsidiary may be liable for retroactive premiums or similar payments, and the Company and the Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

          2.19 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or has been threatened against the Company or any Subsidiary.

          2.20 WARRANTIES. No product or service manufactured, sold, leased, licensed or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company or the appropriate Subsidiary, which are set forth in Section 2.20(i) of the Disclosure Schedule and (ii) manufacturers' warranties for which neither the Company nor any Subsidiary has any liability. Section 2.20(ii) of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

          2.21      EMPLOYEES.

                    (a) Section 2.21(i) of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary, along with the position and the annual rate of compensation of each such person. Each such employee has entered into an Employment, Confidential Information and Intellectual Property agreement with the Company or a Subsidiary, copies of which have previously been delivered to the Buyer. No employee of the Company or any Subsidiary is a party to any non-competition agreement with the Company or any Subsidiary. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary.

                    (b) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

          2.22      EMPLOYEE BENEFITS.

                    (a) For purposes of this Agreement, the following terms shall have the following meanings:

                              (i)       "Employee Benefit Plan" means any
"employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(l) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                              (ii)      "ERISA" means the Employee Retirement
Income Security Act of 1974, as amended.

                              (iii)     "ERISA Affiliate" means any entity which
is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

                    (b) Section 2.22(b) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any Subsidiary or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, each Subsidiary, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and
Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

                    (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

                    (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

                    (e) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

                    (f) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                    (g) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

                    (h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

                    (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                    (j) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

                    (k) Section 2.22(k) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                    (l) Section 2.22(l) of the Disclosure Schedule sets forth the policy of the Company and any Subsidiary with respect to accrued vacation, accrued sick time and earned time-off and the amount of such liabilities as of the Most Recent Balance Sheet Date and the date hereof.

          2.23      ENVIRONMENTAL MATTERS.

                    (a) Each of the Company and the Subsidiaries has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

                    (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by the Company or a Subsidiary. With respect to any such releases of Materials of Environmental Concern, the Company or such Subsidiary has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, leased, operated or controlled by the Company or a Subsidiary that would reasonably be expected to have an impact on the real property or facilities owned, leased, operated or controlled by the Company or a Subsidiary. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

                    (c)       Set forth in Section 2.23(c) of the Disclosure
Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned, leased or operated by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

                    (d) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

          2.24 LEGAL COMPLIANCE. Each of the Company and the Subsidiaries, and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          2.25 CUSTOMERS AND SUPPLIERS. Section 2.25 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 1% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product to the Company or a Subsidiary. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Company or any Subsidiary. No unfilled customer order or commitment obligating the Company or any Subsidiary to process, manufacture or deliver products or perform services will result in a loss to the Company or any Subsidiary upon completion of performance. No purchase order or commitment of the Company or any Subsidiary is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

          2.26 PERMITS. Section 2.26 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

          2.27 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. No Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, or (c) owes any money to, or is owed any money by, the Company or any Subsidiary.
Section 2.27 of the Disclosure Schedule describes any transactions or relationships between the Company or a Subsidiary and any Affiliate thereof which have occurred or existed since December 6, 1996.

          2.28 BROKERS' FEES. Neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except that the Company has employed Banc of America Securities LLC as its financial advisor, the arrangements with which have been disclosed and completely and accurately described to the Buyer prior to the date hereof.

          2.29 BOOKS AND RECORDS. The minute books and other similar records of the Company and each Subsidiary contain complete and accurate records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

          2.30 CERTAIN BUSINESS PRACTICES. Neither the Company, nor, to the Company's knowledge, any Affiliates, directors, officers, agents or employees of the Company or other people acting on behalf of any of them (in their capacities as such) has (i) used any funds of the Company for contributions, gifts, entertainment or other expenses relating to political activity in violation of any applicable Law, (ii) made any payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, in each case in violation of any applicable Law, or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) accepted or received any contributions, payments, gifts or expenditures in violation of any applicable Law.

          2.31 VOTE REQUIRED; CONSENTS. The affirmative vote of the holders of at least a majority of (x) the Common Shares, and the Series A Preferred Stock, voting together as a single class, and (y) the Series A Preferred Stock, voting as a separate class, are the only votes of the holders of any of the shares of capital stock of the Company necessary to approve this Agreement and the Merger and the transactions contemplated hereby at a meeting of the Company's stockholders held for such purpose. Approval of this Agreement and the Merger by the stockholders of the Company without a meeting thereof requires action by the written consent of such stockholders having the requisite number of votes necessary to approve such action at a meeting of stockholders as described in the preceding sentence.

          2.32 PRINCIPAL STOCKHOLDERS. Each of the Principal Stockholders, jointly and severally, represents and warrants to the Buyer that:

                    (a) Each Principal Stockholder is the sole record and beneficial owner of good and marketable title to the shares of Company Capital Stock listed next to its name on Section 2.32 of the Company Disclosure Schedule. Each Principal Stockholder owns such Common Shares free and clear of any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership ("Encumbrances").

                    (b) Each Principal Stockholder has the full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Principal Stockholder and the consummation by each Principal Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each Principal Stockholder, and, except as otherwise set forth in this Agreement, no other proceedings on the part of any of the Principal Stockholders is necessary to authorize this Agreement or to consummate such transactions except the filing and recordation of the Certificate of Merger as required by the CCC. Assuming the due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of each of the Principal Stockholders, enforceable against each of the Principal Stockholders in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect and the exercise by courts of equity powers).

                    (c) Each Principal Stockholder understands that the Adjusted Merger Shares have not been registered under the Securities Act, or any other applicable securities laws. Each Principal Stockholder is acquiring the Adjusted Merger Shares for such Principal Stockholder's own account or for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. Each Principal Stockholder is aware of the risks associated with the Adjusted Merger Shares. The undersigned acknowledges that transfers of the Adjusted Merger Shares are restricted under applicable securities laws.

                    (d) Each Principal Stockholder is an "accredited investor," as defined in Rule 501(a) under the Securities Act.

                    (e) Each Principal Stockholder is able to bear the economic risks of this investment, including the total loss of the investment, and has adequate means of providing for current needs and possible contingencies. Each Principal Stockholder's overall commitment to investments which are not readily marketable is not disproportionate to the net worth of such Principal Stockholder, and such Principal Stockholder's investment in the Adjusted Merger Shares will not cause such overall commitment to become excessive. Each Principal Stockholder has had the opportunity to ask questions and receive answers concerning the Buyer, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith which the Buyer possesses or can acquire without unreasonable effort or expense. Each Principal Stockholder has such knowledge and experience in financial and business matters that such Principal Stockholder is capable of evaluating the merits and risks of this investment and of making an informed investment decision, and has relied solely upon the advice of his or her own counsel, accountant and other advisors, with regard to the legal, investment, tax and other considerations regarding this investment.

                    (f) Each Principal Stockholder first learned of this investment in the jurisdiction of his or her residential address set forth on
Section 2.32(f) of the Disclosure Schedule, and intends that the securities laws of only that jurisdiction, as preempted by the federal securities laws, shall govern this transaction.

          2.33 DISCLOSURE. No representation or warranty by the Company or the Principal Stockholders contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Buyer all material information relating to the business of the Company or any Subsidiary or the transactions contemplated by this Agreement.

                  ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF
                     THE BUYER AND THE TRANSITORY SUBSIDIARY

          Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:

          3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as defined below). The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Company complete and accurate copies of its Restated Certificate of Incorporation and Bylaws. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations of the Buyer and its subsidiaries, taken as a whole.

          3.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of (a) 200,000,000 shares of Buyer Common Stock, of which 55,250,732 shares were issued and outstanding as of August 21, 2000, and (b) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

          3.3 AUTHORIZATION OF TRANSACTION. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

          3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and the filing of the Certificate of Merger as required by the CCC, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Restated Certificate of Incorporation or Bylaws of the Buyer or the Articles of Incorporation of the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or
(ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

          3.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of all reports filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under
Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The unaudited interim financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange
Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

          3.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Since June 30, 2000, there has occurred no event or development which has had, or would reasonably be expected to a have Buyer Material Adverse Effect.

          3.7 LITIGATION. Except as disclosed in the Buyer Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened in writing against the Buyer or any subsidiary of the Buyer, which, if determined adversely to the Buyer, would have a Buyer Material Adverse Effect.

          3.8 INTERIM OPERATIONS OF THE TRANSITORY SUBSIDIARY. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

          3.9 BROKERS' FEES. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          3.10 PATENTS, TRADEMARKS, TRADE NAMES AND COPYRIGHTS. To the knowledge of the Buyer, the conduct of the Buyer's business as currently conducted does not infringe any patent, trademark, trade name, copyright or trade secret of any other person, except where such infringement, individually or in the aggregate, has not had and would not have a Buyer Material Adverse Effect.

          3.11 DISCLOSURE. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                              ARTICLE 4 - COVENANTS

          4.1 CLOSING EFFORTS. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

          4.2       GOVERNMENTAL AND THIRD-PARTY NOTICES AND CONSENTS.

                    (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

                    (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Disclosure Schedule.

          4.3 MEETING OF COMPANY STOCKHOLDERS. The Company shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held as soon as reasonably practicable, with written notice thereof to be given and a summary of this Agreement and any other relevant disclosure information to be provided in accordance with applicable law, for the purpose of voting on (i) the approval and adoption of this Agreement and the Merger and (ii) the approval of an amendment to the Company's Articles of Incorporation that provides that the merger and the transactions contemplated by this Agreement shall not be considered a liquidation under Section 3 of the Amended and Restated Certificate of Determination of Preferences of Preferred Shares of the Company, filed with the Secretary of State of California on July 13, 2000 (collectively, the "Stockholder Proposals"). Notwithstanding the foregoing, the Company may take such actions as are required by applicable law to obtain the written consent (in lieu of the Stockholder Meeting) of the stockholders of the Company to the approval of the Stockholder Proposals. The directors of the Company shall recommend approval of the Stockholder Proposals by the stockholders of the Company. In connection with the Stockholder Meeting or the solicitation of written consents in lieu thereof, the Company will use its best efforts to obtain the Stockholder Proposals and will otherwise comply with all legal requirements applicable to the Stockholder Meeting or the solicitation of written consents in lieu thereof. The Buyer shall have the right to review and approve such disclosure information, which approval shall not be unreasonably withheld or delayed.

          4.4 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not (and shall cause each Subsidiary not to), without the written consent of the Buyer:

                    (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities, or amend any of the terms of (including without limitation the vesting of) any such convertible securities or Options, except in each case as expressly contemplated by this Agreement and except for the grant of options to purchase Common Shares pursuant to the Company's 1998 Stock Option Plan in connection with the hiring of any employee (provided that no such individual grant shall exceed 40,000 Common Shares);

                    (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                    (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

                    (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.22(k) or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.21(i) of the Disclosure Schedule);

                    (e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof, other than purchases and sales of assets in the Ordinary Course of Business;

                    (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

                    (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

                    (h) amend its charter, Bylaws or other organizational documents;

                    (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

                    (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under any material contract or agreement;

                    (k) make or commit to make any capital expenditure in excess of $25,000 per item or $100,000 in the aggregate;

                    (l)       institute or settle any Legal Proceeding;

                    (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company or the Principal Stockholders set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

                    (n) transfer to any person or entity any rights to Company Intellectual Property other than transfers necessary to conduct development or perform services in the ordinary course of business consistent with past practice;

                    (o) make any changes in the customary methods of operations of the Company, including, without limitation, practices and policies relating to purchasing, marketing, selling and pricing other than in the ordinary course of business consistent with past practice;

                    (p) merge with, enter into a consolidation with or acquire an interest of 5% or more in any person or entity or acquire a substantial portion of the assets or business of any person or entity or any division or line of business thereof, or otherwise acquire any assets other than in the Ordinary Course of Business;

                    (q) enter into any agreement, written or oral, with any of its directors, officers, employees or stockholders except in the Ordinary Course of Business consistent with past practice of the Company (or, to the knowledge of the Company or any Principal Stockholder, with any relative, beneficiary, spouse or Affiliate of such person);

                    (r) write down or write up (or fail to write down or write up in accordance with consistent past practice) the value of any receivables or revalue any assets of the Company other than in the Ordinary Course of Business and in accordance with GAAP;

                    (s) amend, terminate, cancel or compromise any claims of the Company or waive any other rights of substantial value to the Company to any material contract;

                    (t) allow any Permit, including any Permit related to environmental matters, that was issued or related to the Company to lapse or terminate or fail to renew any such Permit or any insurance policy that is scheduled to terminate or expire within 30 calendar days of the date of this Agreement;

                    (u) permit there to occur any events that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect; or

                    (v) agree in writing or otherwise to take any of the foregoing actions.

          4.5       ACCESS TO INFORMATION.

                    (a) The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary.

                    (b) Within 15 days after the end of each month ending prior to the Closing, beginning with September 30, 2000, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company and the Subsidiaries.

          4.6       SUPPLEMENTAL INFORMATION.

                    (a) From the date of this Agreement until the Effective Time, the Company shall promptly deliver to the Buyer supplemental information in writing concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement made by the Company or the Principal Stockholders or contained in the Disclosure Schedule inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing Date. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule; provided that nothing in this subsection shall extend or alter the date at which any representation or warranty is made pursuant to this Agreement.

                    (b) From the date of this Agreement until the Effective Time, the Buyer shall promptly deliver to the Company supplemental information in writing concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty in this Agreement made by Buyer inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing Date. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation or warranty in this Agreement; provided that nothing in this subsection shall extend or alter the date at which any representation or warranty is made pursuant to this Agreement.

          4.7       EXCLUSIVITY.

                    (a) The Company agrees that neither it nor any of its officers or directors shall, and that it shall direct and use its best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 10% or more of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its officers or directors shall, and that it shall direct and use its best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

                    (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

          4.8 EXPENSES. Except as set forth in Article VI and the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          4.9       RESTRICTED SECURITIES.

                    (a) The Adjusted Merger Shares and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 4.9, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933 (the "Securities Act"). The Company and each Company Stockholder shall observe and comply with the Securities Act and the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by them.

                    (b) Each certificate representing Restricted Securities issued to a holder of such certificate and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 4.9 (c) and (d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN

                    REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 4.9 OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF SEPTEMBER 29, 2000 AMONG AFFYMETRIX, INC., NAUTILUS ACQUISITION CORP. AND NEOMORPHIC, INC. AND THE STOCKHOLDERS OF NEOMORPHIC, INC. SIGNATORY THERETO."

                    (c) Prior to any Transfer of Restricted Securities, the holder thereof shall give written notice to the Buyer of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 4.9. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to the Buyer, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to Buyer) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue sky" laws of any relevant state of the United States. The holder thereof shall thereupon, with the written consent of the Buyer, be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to the Buyer. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 4.9(b) unless (x) in the opinion of counsel of Buyer registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) the Buyer shall have waived the requirement of such legends. No holder shall Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by the Buyer).

                    (d)       Notwithstanding the foregoing provisions of this
Section 4.9, the restrictions imposed by this Section 4.9 upon the transferability of Restricted Securities shall not apply during any period when
(i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by
Section 4.9(c) and, pursuant to Section 4.9(c), the securities so transferred are not required to bear the legend set forth in Section 4.9(c) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144 of the Securities Act. Whenever the restrictions imposed by this Section 4.9 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Buyer, without expense, a new certificate not bearing the restrictive legend set forth in Section 4.9(b) and not containing any other reference to the restrictions imposed by this Section 4.9.

                    (e) The Buyer, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by a holder but not as to certificates for such shares of Buyer Common Stock as to which the legend set forth in paragraph (b) of this Section 4.9 is no longer required because one or more of the conditions set forth in Section 4.9(d) shall have been satisfied.

          4.10 LISTING OF MERGER SHARES. The Buyer shall comply with the requirements of Nasdaq for listing the Merger Shares on the Nasdaq National Market within thirty (30) days following the Closing Date.

          4.11      REGISTRATION RIGHTS.

                    (a) After the Closing Date, the Buyer shall use its Reasonable Best Efforts to qualify and remain qualified to register for resale the Merger Shares on behalf of the holders thereof (the "Selling Shareholders") on a registration statement on Form S-3 (or any successor form) under the Securities Act (the "Registration Statement"). The Buyer shall use its Reasonable Best Efforts to cause the Registration Statement to be filed with the SEC not later than 60 days following the Closing Date and to cause the Registration Statement to be declared effective not later than 120 days following the Closing Date; provided, however, that such time periods shall automatically be extended in order to permit the Buyer to complete preparation of the financial information required to be included in the Registration Statement by applicable securities laws and the Buyer has acted and is continuing to act in good faith to comply with such laws. Upon receipt of any notice (a "Suspension Notice") from the Buyer of the happening of any event which makes any statement made in the Registration Statement or related prospectus untrue or which requires the making of any changes in such Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, each holder of Merger Shares registered under such Registration Statement shall forthwith discontinue disposition of Merger Shares pursuant to such Registration Statement until such holder's receipt of the copies of the supplemented or amended prospectus or until it is advised in writing (the "Advice") by the Buyer that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus; PROVIDED, HOWEVER, that the Buyer shall not give a Suspension Notice until after the Registration Statement has been declared effective. In the event that the Company shall give any Suspension Notice, the Buyer shall use its Reasonable Best Efforts and take such actions as are reasonably necessary to render the Advice and end the suspension period as promptly as practicable. Notwithstanding anything to the contrary provided in this Section 4.11, the Buyer shall not have any obligation to maintain the Registration Statement or keep it effective to permit the resale of any Merger Shares on a delayed or continuous basis pursuant to Rule 415 of the Securities Act from and after such time as the Merger Shares may be sold by the holders thereof pursuant to Rule 144 of the Securities Act.

                    (b) The Buyer agrees to indemnify and hold harmless each Selling Shareholder, from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any failure by the Buyer to fulfill any undertaking included in the Registration Statement (each, a "Violation"), and the Buyer will reimburse such Selling Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any action, proceeding or claim relating to such Violation; PROVIDED, HOWEVER, that the indemnity contained in this Section 4.11(c) shall not apply to any amounts paid by, or on behalf of, a Selling Shareholder in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Buyer (which consent shall not be unreasonably withheld), nor shall the Buyer be liable to a Selling Shareholder in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration Statement by such Selling Shareholder. The Buyer will reimburse such Selling Shareholder, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

                    (c) Each Selling Shareholder agrees to indemnify and hold harmless the Buyer (and each person, if any, who controls Buyer within the meaning of the Securities Act, each officer of the Buyer who signs the Registration Statement and each director of the Buyer) and any underwriter, any other stockholder selling shares of Buyer Common Stock in such Registration Statement and any controlling person of any such underwriter or other stockholder, from and against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Violation, in each case to the extent that such Violation occurs in reliance upon and conformity with written information furnished by such Selling Shareholder expressly for use in connection with such Registration Statement, and each Selling Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 4.11(d) in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the indemnity contained in this Section 4.11(d) shall not apply to any amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further that, in no event shall any indemnity under this Subsection 4.11(d) exceed the net proceeds from the offering received by such Selling Shareholder, except in the case of willful fraud by such Selling Shareholder.

                    (d) If the indemnification provided for in Section 4.11(b) or (c) from the indemnifying person is held by a court of competent jurisdiction to be unavailable to an indemnified person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying person and indemnified persons in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying person and indemnified persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying person or indemnified persons, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

                    (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                    (f) The obligations of the Buyer and the Selling Shareholders under this Section 4.11 shall survive the completion of any offering of Merger Shares in a Registration Statement under this Section 4.11, and otherwise.

          4.12 RULE 144 INFORMATION. The Buyer shall make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, for a period of three (3) years after the Closing Date.

                ARTICLE 5 - CONDITIONS TO CONSUMMATION OF MERGER

          5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the condition that the Stockholder Proposals shall have received the requisite stockholder approval under applicable law.

          5.2 CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE TRANSITORY SUBSIDIARY. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

                    (a) Holders of more than three percent (3%) of the outstanding shares of each of the Company Common Stock and the Series A Preferred Stock, respectively, shall not have exercised, nor shall they have any continuing right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger or any other matter submitted to the Company Stockholders in connection with the transactions contemplated by this Agreement;

                    (b) the Company and the Subsidiaries shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company or the Subsidiaries;

                    (c) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Section 2.2 and 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality, "Company Material Adverse Effect" or words of similar effect shall be true and correct in all respects, and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

                    (d) the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                    (e) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would
(i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) have a Company Material Adverse Effect, or (iv) require the Company or the Buyer, upon consummation of any of the transactions contemplated by this Agreement, to hold separate or dispose of any of the stock or assets of the Company or the Buyer or impose limitations on the ability of the Surviving Corporation to control in any respect the business, assets or operations of either the Company or the Buyer, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                    (f) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (the "Company Certificate") to the effect that the condition specified in Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Company or a Subsidiary) of this Section 5.2 is satisfied in all respects;

                    (g) the Buyer shall have received from counsel to the Company an opinion in the form as set forth in EXHIBIT E attached hereto, addressed to the Buyer and dated as of the Closing Date;

                    (h) the Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director and officer of the Company and the Subsidiaries (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

                    (i) the Buyer shall have received a certificate from the Secretary of the Company, dated as of the Closing Date, certifying as to the Company's Articles of Organization, Bylaws, the incumbency of officers and directors of the Company, and the resolutions adopted by the Board of Directors and Stockholders of the Company approving the Merger Agreement and the Merger;

                    (j) there shall not have been, and no events shall have occurred since the date of this Merger Agreement, that, individually or in the aggregate, have had or which would be reasonably expected to result in, a Company Material Adverse Effect;

                    (k) each of the agreements listed on Section 2.2(iii) of the Disclosure Schedule shall have been terminated and the parties thereto shall have no further rights or obligations thereunder;

                    (l) the Buyer, the Company, the Indemnification Representative and the Escrow Agent each shall have executed and delivered the Escrow Agreement;

                    (m) all of the holders of (I) Options and (II) restricted Common Shares (except Cyrus Harmon, Harmon Family Investors, LLC, Gregg Helt, David Kulp, Kulp Family Trust, Moses Cesario and the holders of restricted Common Shares who acquired such shares upon the exercise of Options) shall have properly completed and executed an Option Letter or Restricted Stock Letter, as applicable, in the forms attached hereto as EXHIBIT B;

                    (n) the Company shall have received a payoff letter from Bank of the West in an amount not to exceed $100,000 (plus accrued but unpaid interest thereon) related to that certain Commercial Security Agreement, dated as of February 28, 2000, by and between the Company and Bank of the West and evidence of the release by Bank of the West of all security interests in the assets of the Company;

                    (o) the Company shall not have incurred more than an aggregate of $200,000 in legal and accounting fees and expenses in connection with the Merger;

                    (p) holders of Options shall not have exercised Options such that the offer of the Adjusted Merger Shares by the Buyer fails to qualify as an offer of securities under Rule 506 of the Securities Act;

                    (q) David Kulp, David Haussler, Martin Reese and Frank Eeckman shall have executed the Declaration of Non-Patentable Technology attached hereto as EXHIBIT G; and

                    (r) the Buyer, the Escrow Agent and each of Company Stockholders who is a party to a Restricted Stock Agreement shall have entered into a Joint Escrow Instructions Letter in the form attached hereto as EXHIBIT H.

          5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

                    (a) the Buyer shall have effected all of the registrations, filings and notices referred to in Section 4.2 which are required on the part of the Buyer, except for any which if not obtained or effected would not have a Buyer Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

                    (b) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in the first sentence of Section 3.1 and
Section 3.3 and any representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are qualified as to materiality, "Buyer Material Adverse Effect" or words of similar effect, shall be true and correct, and the representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are not so qualified (other than those set forth in Section 3.1 and Section 3.3) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

                    (c) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                    (d) the Buyer shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) through (c) of this Section 5.3 is satisfied in all respects;

                    (e) the Company shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion in the form as set forth in EXHIBIT F attached hereto, addressed to the Company and dated as of the Closing; and

                    (f) the Company shall have received a certificate from the Secretary of Buyer, dated as of the Closing Date, certifying as to its respective certificate of incorporation, bylaws, the incumbency of its respective officers and directors, and the resolutions adopted by its respective board of directors and stockholders, if applicable, approving this Agreement and the Merger.

                           ARTICLE 6 - INDEMNIFICATION

          6.1 INDEMNIFICATION BY THE STOCKHOLDERS. The Company Stockholders shall indemnify the Buyer, the Surviving Corporation and each of their officers, directors, agents, and each person, if any, who controls or may control the Buyer within the meaning of the Securities Act (each a "Buyer Indemnified Party" and collectively, the "Buyer Indemnified Parties") in respect of, and hold them harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by any of the foregoing parties resulting from, relating to or constituting:

                    (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company or any Principal Stockholder contained in this Agreement or the Company Certificate;

                    (b) any failure of any Company Stockholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Company Stockholder, free and clear of all Security Interests; or

                    (c) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon:
(i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive Adjusted Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of the CCC), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Articles of Incorporation or Bylaws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company.

          6.2 INDEMNIFICATION OF BUYER. The Buyer shall indemnify the Company Stockholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by them resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer or the Transitory Subsidiary contained in this Agreement or the Buyer Certificate.

          6.3       INDEMNIFICATION CLAIMS.

                    (a) A party entitled, or seeking to assert rights, to indemnification under this Article VI (an "Indemnified Party") shall give written notification (a "Notification of Suit") to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought. Such Notification of Suit shall be given within 30 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 30 days after delivery of such Notification of Suit, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding if, but only if, the Indemnifying Parties acknowledge in writing their obligation to indemnify the Indemnified Parties hereunder against any Damages that such Indemnified Parties incur or have incurred in connection with such third party claim; provided that the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

                    (b)       In order to seek indemnification under this
Article VI, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

                    (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount; (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount"); or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party agrees that the Indemnified Party is entitled to receive all of the Claimed Amount, the Indemnifying Party shall deliver to the Indemnified Party with the Response either a payment for the Claimed Amount, by check or by wire transfer, or, if the Indemnifying Parties are the Company Stockholders, deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value (as defined below) equal to the Claimed Amount. If the Indemnifying Party agrees that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount, the Indemnifying Party shall deliver to the Indemnified Party with the Response either a payment for the Agreed Amount, by check or by wire transfer, or, if the Indemnifying Parties are the Company Stockholders, deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 6.3(d) for the resolution of such dispute (a "Dispute"). For purposes of this Article VI, the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim shall equal the number of such Escrow Shares, multiplied by the average of the last reported sale prices per share of the Buyer Common Stock on the

Nasdaq National Market over the ten consecutive trading days ending on the last trading day before the date of determination (the "Determination Price"); provided, however, that if the Determination Price is less than $35.50 then the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim shall be based on $35.50 per share and if the Determination Price is greater than $106.50 per share then the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim shall be based on $106.50 per share (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock since the beginning of such ten-day period, or, in the case of the $35.50 and $106.50 per share prices, since the date hereof).

                    (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be nonbinding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this
Section 6.3(d) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party. If the Indemnified Party is seeking to enforce the claim that is the subject of the Dispute pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to the Buyer and/or the Company Stockholders (which notice shall be consistent with the terms of the resolution of the Dispute).

                    (e)       Notwithstanding the other provisions of this
Section 6.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and
(iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

                    (f) For purposes of this Agreement, in the case where the Indemnifying Parties are the Company Stockholders, references to the "Indemnifying Party" (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representative. The Indemnification Representative shall have full power and authority on behalf of each Company Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Company Stockholders under this Article VI. The Indemnification Representative shall have no liability to any Company Stockholder for any action taken or omitted on behalf of the Company Stockholders pursuant to this Article VI. Notices or communications to or from the Indemnification Representative shall constitute notice to or from each of the Company Stockholders.

          6.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement, the Company Certificate or the Buyer Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall expire on the date one year following the Closing Date, except that the representations and warranties set forth in Sections 2.1, 2.2, 2.3 (and the portion of the Company Certificate relating thereto), 2.32, 3.1, 3.2 and 3.3 (and the portion of the Company Certificate or the Buyer Certificate relating thereto), shall survive until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein. Each Party's indemnification obligations with respect to representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule and any other certificate or document delivered pursuant to this Agreement shall terminate when the applicable representation, warranty, covenant, obligation terminates pursuant to this Section; provided, however, that if an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Company Stockholders in accordance with the terms of the Escrow Agreement.

          6.5       LIMITATIONS.

                    (a) The Escrow Agreement is intended to secure the indemnification obligations of the Company Stockholders under this Agreement. However, the rights of the Buyer under this Article VI shall not be limited to the Escrow Amount nor shall the Escrow Agreement be the exclusive means for the Buyer to enforce such rights; provided that (i) the Buyer shall not attempt to collect any Damages directly from the Company Stockholders unless there are no remaining Escrow Shares held in escrow pursuant to the Escrow Agreement, (ii) the Company Stockholders shall not have any liability for any Damages in excess of the amount of the Indemnity Cap (as defined below), and (iii) the liability of the Company Stockholders other than for indemnification obligations shall be joint and several, except that no Company Stockholder shall be liable for Damages in excess of such Company Stockholder's percentage ownership of Company Shares immediately prior to the Closing Date.

                    (b) No Company Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

                    (c) The Company Stockholders shall not have any liability for indemnification with respect to any matter described in Section 6.1, except for the representations and warranties set forth in Sections 2.1, 2.2 , 2.3 and 2.32,
(i) unless and until the aggregate amount of all such claims against the Company Stockholders exceeds $500,000, at which time the Company Stockholders shall be required to indemnify the Buyer Indemnified Parties for all Damages (up to the limitation of subparagraph (ii) hereof) relating to such claim, and (ii) for any Damages in excess of the amount (the "Indemnity Cap") equal to (i) the Adjusted Closing Date Number divided by two (2), multiplied by (ii) the Average Closing Price; provided, however, that this Section 6.5(c) shall not apply to any breach of the representations and warranties of the Company or any Company Stockholder of which the Company or such Company Stockholder, as applicable, had knowledge at any time prior to the date on which such representation and warranty was made or any intentional breach by the Company or any Company Stockholder, as applicable, of any covenant or obligation, and the Company Stockholders shall be liable for all Damages with respect to such breaches.

                    (d) No Buyer Indemnified Party shall have any liability for indemnification with respect to any matter described in Section 6.2, except for the representations and warranties set forth in Sections 3.1,
3.2 and 3.3, (i) unless and until the aggregate amount of all such claims against the Buyer Indemnified Parties exceeds $500,000, at which time the Buyer Indemnified Parties shall be required to indemnify the Company Stockholders for all Damages (up to the limitation of subparagraph (ii) hereof) relating to such claim, and (ii) for any Damages in excess of the Indemnity Cap. Notwithstanding anything to the contrary provided herein, the Buyer shall not have any liability under this Agreement for any Damages in excess of the amount of the Indemnity Cap.



                             ARTICLE 7 - TERMINATION

          7.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval), as provided below:

                    (a) the Parties may terminate this Agreement by mutual written consent;

                    (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.2 not to be satisfied and (ii) is not cured within 30 days following delivery by the Buyer to the Company of written notice of such breach;

                    (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of
Section 5.3 not to be satisfied and (ii) is not cured within 30 days following delivery by the Company to the Buyer of written notice of such breach;

                    (d) the Buyer may terminate this Agreement by giving written notice to the Company at any time after the Company Stockholders have voted on any matter submitted to them in connection with the transactions contemplated by this Agreement and any such matter failed to receive the vote required to approve such matter;

                    (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before December 31, 2000 by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement);

                    (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before December 31, 2000 by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement); or

                    (g) by either Buyer or the Company, if any order of a Governmental Entity, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable, provided the parties hereto have used Reasonable Best Efforts to have any such order, writ, injunction or decree lifted.

          7.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the parties hereunder shall terminate without any liability of any party to any other party except (i)
Section 4.8 and Article IX shall survive any such termination, and (ii) for any liability for the willful or intentional breach of any representation, warranty, covenant or agreement set forth in this Agreement.

                             ARTICLE 8 - DEFINITIONS

          For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.




         DEFINED TERM                                                             SECTION
         ------------                                                             -------
         Additional Escrow Shares                                                 1.10(a)

         Adjusted Closing Date Number                                             1.5(d)

         Adjusted Initial Shares                                                  1.5(c)(i)

         Adjusted Merger Shares                                                   1.5(c)(i)

         ADR Procedure                                                            6.2(d)

         ADR Service                                                              6.2(d)

         Affiliate                                                                2.15(a)(vii)

         Agreed Amount                                                            6.2(c)

         Agreement                                                                Introduction

         Average Closing Price                                                    1.5(d)

         Buyer                                                                    Introduction

         Buyer Certificate                                                        5.3(d)

         Buyer Common Stock                                                       1.5(a)

         Buyer Indemnified Party                                                  6.1

         Buyer Material Adverse Effect                                            3.1

         Buyer Reports                                                            3.5

         Cash Consideration                                                       1.5(c)

         Cash Option                                                              1.5(d)


                                       41

         DEFINED TERM                                                             SECTION
         ------------                                                             -------
         CERCLA                                                                   2.23(a)

         Certificates                                                             1.7(a)

         Certificate of Merger                                                    1.1

         Claim Notice                                                             6.2(b)

         Claimed Amount                                                           6.2(b)

         Closing                                                                  1.2

         Closing Date                                                             1.2

         Closing Date Number                                                      1.5(c)(i)

         Code                                                                     1.14

         Commercial Software Licenses                                             2.13(a)

         Common Conversion Ratio                                                  1.5(c)(i)

         Common Shares                                                            1.5(a)

         Company                                                                  Introduction

         Company Certificate                                                      5.2(f)

         Company Intellectual Property                                            2.13(a)

         Company Material Adverse Effect                                          2.1

         Company Shares                                                           1.5(b)

         Company Stockholders                                                     1.5(c)(ii)

         Controlling Party                                                        6.2(a)

         Damages                                                                  6.1

         Delaware Courts                                                          9.8

         Determination Price                                                      6.2(c)

         Disclosure Schedule                                                      Article II

         Disclosure Statement                                                     4.3(a)

         Dispute                                                                  6.2(c)

         Dissenting Shares                                                        1.6(a)

         Effective Time                                                           1.1

         Employee Benefit Plan                                                    2.22(a)(i)

         Environmental Law                                                        2.23(a)

         ERISA                                                                    2.22(a)(ii)

         ERISA Affiliate                                                          2.22(a)(iii)

                                       42

         DEFINED TERM                                                             SECTION
         ------------                                                             -------
         Escrow Agreement                                                         1.3(e)

         Escrow Agent                                                             1.3(e)

         Escrow Shares                                                            1.5(c)(ii)

         Expected Claim Notice                                                    6.3

         Exchange Act                                                             2.15(a)(vii)

         Exchange Agent                                                           1.3(d)

         Financial Statements                                                     2.6

         GAAP                                                                     2.6

         Governmental Entity                                                      2.4

         Indemnification Representative                                           1.3(e)

         Indemnified Party                                                        6.2(a)

         Indemnifying Party                                                       6.2(a)

         Initial Escrow Shares                                                    1.3(e)

         Initial Shares                                                           1.3(d)

         Intellectual Property Rights                                             2.13(i)

         Legal Proceeding                                                         2.19

         Materials of Environmental Concern                                       2.23(b)

         Merger                                                                   1.1

         Merger Shares                                                            1.5(c)(i)

         Most Recent Balance Sheet                                                2.8

         Most Recent Balance Sheet Date                                           2.6

         Non-controlling Party                                                    6.2(a)

         Options                                                                  1.9(a)

         Ordinary Course of Business                                              2.4

         Outstanding Closing Shares                                               1.5(c)

         Parties                                                                  Introduction

         Permits                                                                  2.26

         Preferred Cash Consideration                                             1.5(b)

         Preferred Conversion Ratio                                               1.5(c)(i)

         Preferred Shares                                                         1.5(b)

         Reasonable Best Efforts                                                  4.1


                                       43

         DEFINED TERM                                                             SECTION
         ------------                                                             -------
         Registration Effectiveness date                                          1.5(d)

         Registration Statement                                                   4.3

         Response                                                                 6.2(c)

         Securities Act                                                           1.9(c)

         Security Interest                                                        2.4

         Stockholder Meeting                                                      4.3

         Stockholder Proposals                                                    4.3

         Subsidiary                                                               2.5(a)

         Surviving Corporation                                                    1.1

         Taxes                                                                    2.9(a)(i)

         Tax Returns                                                              2.9(a)(ii)

         Third Party Intellectual Property Licenses                               2.13(a)

         Transitory Subsidiary                                                    Introduction

         Value                                                                    6.2(c)



                            ARTICLE 9 - MISCELLANEOUS

          9.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

          9.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that the provisions in Article I concerning issuance of the Merger Shares and Article VI concerning indemnification are intended for the benefit of the Stockholders and the Indemnified Parties.

          9.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof, provided that the Confidentiality Agreement, dated August 2, 2000, between the Buyer and the Company shall remain in effect in accordance with its terms.

          9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

          9.5 COUNTERPARTS FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

          9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:


         IF TO THE COMPANY                                        COPY TO:

         Neomorphic, Inc.                                         Steinhart & Falconer LLP
         2612 8th Street                                          333 Market Street
         Berkeley, CA 94710                                       Suite 3200
         Attention: Cyrus Harmon                                  San Francisco, CA 94105
         Telecopier: (510) 704-1013                               Attention: Robb A. Scott, Esq.
         Telephone: (510) 981-8555                                Telecopier: (415) 442-0856
                                                                  Telephone: (415) 442-0877

         IF TO THE BUYER OR THE TRANSITORY SUBSIDIARY:            COPY TO:

         Affymetrix, Inc.                                         Goodwin, Procter & Hoar LLP
         3380 Central Expressway                                  Exchange Place
         Santa Clara, CA 95051                                    Boston, MA 02109
         Attention: Vern Norviel, Esq.                            Attention: James A. Matarese, Esq.
         Telecopier: (408) 481-4709                               Telecopier: (617) 523-1231
         Telephone: (408) 731-5035                                Telephone: (617) 570-1000

         IF TO THE INDEMNIFICATION REPRESENTATIVE:                COPY TO:

         Cyrus Harmon                                             Steinhart & Falconer LLP
         c/o Affymetrix, Inc.                                     333 Market Street
         2612 8th Street                                          Suite 3200
         Berkeley, CA  94710                                      San Francisco, CA 94105
         Telecopier: (510) 704-1013                               Attention: Robb A. Scott, Esq.
         Telephone: (510) 981-8555                                Telecopier: (415) 442-0856
                                                                  Telephone: (415) 442-0877

          Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          9.8 GOVERNING LAW; SUBMISSION TO JURISDICTION. ALL DISPUTES, CLAIMS OR CONTROVERSIES ARISING OUT OF THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation among the parties hereto arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the Merger, waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum or that there are indispensable parties to such litigation that are not subject to the jurisdiction of the Delaware Courts. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, as such agent.

          9.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; PROVIDED, HOWEVER, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the CCC. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

          9.11      CONSTRUCTION.

                    (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                    (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.


          9.12 ATTORNEYS' FEES. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement the parties hereto agree that if and only if a court of competent jurisdiction finally determines that the non-prevailing parties engaged in willful misconduct or are liable for willful breach of this Agreement, the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees, including reasonable attorneys' fees for any appeal, and reasonable costs incurred in bringing such suit or proceeding.

          IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger as of the date first above written.

                                AFFYMETRIX, INC.


                               By: /s/ Susan E. Siegel
                                   --------------------------------------
                                   Name: Susan E. Siegel
                                   Title: President


                               By: /s/ Vern Norviel
                                   --------------------------------------
                                   Name: Vern Norviel
                                   Title: Secretary



                               NAUTILUS ACQUISITION CORP.


                               By: /s/ Edward Hurwitz
                                   --------------------------------------
                                   Edward Hurwitz
                                   President


                               By: /s/ Edward Hurwitz
                                   --------------------------------------
                                   Edward Hurwitz
                                   Secretary



                               NEOMORPHIC, INC.


                               By: /s/ Cyrus Harmon
                                   --------------------------------------
                                   Name: Cyrus Harmon
                                   Title:  President and Chief Executive Officer


                               By: /s/ Deirdre Henry
                                   --------------------------------------
                                   Name: Deirdre Henry
                                   Title: Secretary

                               PRINCIPAL STOCKHOLDERS:


                               /s/ Cyrus Harmon
                                  ---------------------------------------
                               Cyrus Harmon


                               HARMON FAMILY INVESTORS, LLC


                               By: /s/ Cyrus Harmon
                                  ---------------------------------------
                                   /s/ Amy Harmon
                                  ---------------------------------------
                                   Name: Cyrus Harmon and Amy Harmon
                                   Title: Managers


                               /s/ David Kulp
                               ------------------------------------------
                               David Kulp


                               KULP FAMILY TRUST


                               By: /s/ David Kulp
                                  ---------------------------------------
                                   Name: David Kulp
                                   Title: Trustee



                               /s/ Gregg Helt
                               -----------------------------------------
                               Gregg Helt